FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (“Fifth Amendment”), is made on September 15, 2011, and effective as set forth herein, by and among the City of Evansville, Indiana (the “City”), acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14 (“Commission”), Aztar Indiana Gaming Company, LLC, a limited liability company, organized and existing under the laws of the State of Indiana (“Tenant”), and New Tropicana OpCo, Inc., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”) (City, Commission, Tenant and Guarantor, collectively, the “Parties”).

Recitals

A.    The Commission, Tenant and Guarantor are the parties in interest to that certain Evansville Riverboat Landing Lease dated May 2, 1995 (the “Original Lease”), as amended by an Amendment to Lease Agreement effective December 1, 2001 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated August 27, 2003 (the “Second Amendment”), as further amended by those certain Memorandums of Understanding made effective as of December 1, 2004, March 15, 2005, May 12, 2005, and June 7, 2005, respectively (the “MOUs”), as further amended by that certain Third Amendment to Lease Agreement effective December 1, 2005 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease Agreement dated March 2, 2010 (the “Fourth Amendment”) (the Original Lease, the First Amendment, the Second Amendment, the MOUs, the Third Amendment and Fourth Amendment, collectively, the “Lease”).

B.    The Commission, Tenant and Guarantor are the parties in interest to that certain Project Agreement dated June 29, 1994 (“Project Agreement”) and modified by the Lease.

C.    During the First Regular Session, 117th General Assembly, the General Assembly of the State of Indiana adopted Senate Enrolled Act 325 (“SEA 325”), an act to amend the Indiana Code concerning state offices and administration which added IC 4-33-23 to the Indiana Code which governs the administration of development agreements.

D.    Following the adoption of SEA 325, the Indiana Gaming Commission (“IGC”) adopted an Emergency Rule (LSA Document #11-330(E)) which temporarily adds rules concerning local development agreements, including a provision that obligates Tenant to submit a request for the IGC to authorize modification of the Agreement (as defined below) in a manner that would add certain required language to the Agreement. The Emergency Rule requires the request to be made in a timeframe that will allow for consideration at the IGC's September 2011 business meeting.

E.    The Lease and the Project Agreement (collectively, the "Agreement") comprise a development agreement as defined by SEA 325.

F.    Commission and Tenant desire to amend the Lease to incorporate the terms and conditions required under SEA 325.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree to amend the Lease as follows:

1.The following paragraph shall be added to the Lease as Section 21.11:

Section 21.11. Authority of Indiana Gaming Commission. All parties to the Agreement recognize the authority of the Indiana Gaming Commission over the Agreement, including the authority to disapprove all or part of the Agreement, to verify and ensure payments made under the Agreement, to verify and ensure expenditures by recipients, to verify and ensure compliance with the purposes of the Agreement, and to act concerning modifications to the Agreement. All parties to the Agreement agree to comply fully with any requests for information or directives related to the exercise of the commission's authority.

2.Binding Effect. This Fifth Amendment binds the parties hereto and inures to the benefit of their respective successors or permitted assigns.

3.Lease in Full Force and Effect. Except as expressly amended by this Fifth Amendment, the Lease shall remain unchanged and in full force and effect, as amended herein.

14.    Affirmation of Guaranty. Guarantor hereby unconditionally guarantees and promises to perform and reaffirms its obligations under the Lease, as amended by this Fifth Amendment to the Lease consistent with this Fifth Amendment.

15.    Third Party Approvals. This Fifth Amendment is subject to approval by any lender to Tenant or to Guarantor and by the Indiana Gaming Commission, as may be required.

16.    Authorization. The Parties respectively represent to one another that the execution, delivery and performance of this Fifth Amendment have been duly authorized and this Fifth Amendment constitutes the legally binding obligation of the respective Parties.

17.    Definitions. All of the capitalized terms used herein, but not defined in this Fifth Amendment shall have the meaning set forth in the Project Agreement and the Lease.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Fifth Amendment to Lease Agreement as of the day and year first above written.

AZTAR INDIANA GAMING            NEW TROPICANA OPCO, INC,
COMPANY, LLC

By: /s/ Lance J. Millage         By: /s/ Lance J. Millage
Printed Name: Lance J. Millage         Printed Name: Lance J. Millage
Title: SVP Finance & Treasurer         Title: SVP Finance & Treasurer

REDEVELOPMENT COMMISSION OF
THE CITY OF EVANSVILLE, INDIANA

/s/ Sara L. Miller
/s/ Greg Elpers
/s/ Bob Goldman
/s/ Jody Phillips
/s/ Jay Carter